Exhibit 4.10

AMENDMENT NO. 1

CREDITOR WARRANT AGREEMENT

Between

Hornbeck Offshore Services, Inc.

AS ISSUER

and

Computershare Inc. and

Computershare Trust Company, N.A.,

AS WARRANT AGENT

and

Certain Holders Signatory Hereto

AS CONSENTING HOLDERS

December 10, 2024

AMENDMENT NO. 1 (this “Amendment”) dated as of December 10, 2024 to the Creditor Warrant Agreement dated as of September 4, 2020 (“Creditor Warrant Agreement”), among Hornbeck Offshore Services, Inc. (the “Issuer), Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (the “Warrant Agent”) and the Holders signatory hereto (the “Consenting Holders”).

WHEREAS, the Issuer has requested that the Creditor Warrant Agreement be amended on the terms set forth herein;

WHERAS, the Creditor Warrant Agreement may be amended if Holders of at least seventy-five percent (75%) of the New Creditor Warrants, inclusive of the Ares and Whitebox Holders provide written consent to the Warrant Agent of the amendment;

WHEREAS, the Consenting Holders party hereto constitute, collectively, in excess of seventy-five percent (75%) of all Holders, inclusive of the Ares and Whitebox Holders;

WHEREAS, the Warrant Agent has received from an Appropriate Officer of the Issuer the certificate, which is attached hereto and made a part hereof as Exhibit A hereto;

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Creditor Warrant Agreement as amended by this Amendment.

ARTICLE II

AMENDMENTS TO THE CREDITOR WARRANT AGREEMENT

Section 2.01 Amendments to Creditor Warrant Agreement. Each of the parties hereto agrees and provides its written consent that, effective on the Amendment Effective Date, the Creditor Warrant Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Creditor Warrant Agreement attached as Exhibit B hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01 Representations and Warranties of the Issuer. The Issuer represents and warrants to the Warrant Agent that, on and as of the Amendment Effective Date:

(a) The execution, delivery and performance by the Issuer of this Amendment have been duly authorized by all necessary corporate and, if required shareholder action, and do not and will not violate the Organizational Documents of the Issuer.

(b) This Amendment has been duly executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.02 Representations and Warranties of the Consenting Holders. Each of the Consenting Holders represents and warrants to the Warrant Agent that, on and as of the Amendment Effective Date:

(a) The execution, delivery and performance by the Issuer of this Amendment have been duly authorized by all necessary limited liability company or corporate and, if required, member, or shareholder action, and do not and will not violate the Organizational Documents of each such Consenting Holder.

(b) This Amendment has been duly executed and delivered by each Consenting Holder and constitutes a legal, valid and binding obligation of each such Consenting Holder and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

Section 4.01 Amendment Effective Date. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) Execution and Delivery of this Amendment. The Warrant Agent shall have received a counterpart signature page of this Amendment duly executed by the Issuer and by each Consenting Holder sufficient to constitute seventy-five percent of all Holders inclusive of the Ares and Whitebox Holders.

Section 4.02 Effects of this Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Holders or the Warrant Agent under the existing Creditor Warrant Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Creditor Warrant Agreement or any other provision of the existing Creditor Warrant Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Creditor Warrant Agreement in similar or different circumstances.

(b) From and after the Amendment Effective Date, each reference in the Creditor Warrant Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Creditor Warrant Agreement in any other document shall be deemed a reference to the Creditor Warrant Agreement as amended hereby.

ARTICLE V

MISCELLANEOUS

Section 5.01 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

Section 5.02 Expenses. The Issuer agrees to reimburse the Warrant Agent and for all out-of-pocket fees, charges and disbursements of counsel in connection with this Amendment.

Section 5.03 Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The exchange of copies of this Amendment and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original Amendment and signature pages for all purposes.

Section 5.04 Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.05 Direction to Warrant Agent. Each of the Consenting Holders party hereto hereby (i) authorizes and directs the Warrant Agent to enter into this Amendment and (ii) confirms that it is a Holder under the Creditor Warrant Agreement as of the date hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISSUER:	HORNBECK OFFSHORE SERVICES, INC.

	By:	/s/ James O. Harp, Jr.
	Name:	James O. Harp, Jr.
	Title:	Executive Vice President and Chief Financial Officer

WARRANT AGENT:	COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.,

	By:	/s/ Collin Ekeogu
	Name:	Collin Ekeogu
	Title:	Senior Manager, Corporate Actions

[Signature page to New Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:

ASSF IV AIV B Holdings III, L.P.

By: ASSF Operating Manager IV, L.P., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
ASOF Holdings I, L.P.

By: ASOF Investment Management LLC., its manager

By:	/s/ Aaron Rosen
Name:	Aaron Rosen
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
SA Real Assets 19 Limited

By: Ares Management LLC, its investment manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
Ares Credit Strategies Insurance Dedicated Fund Series Interest of the SALI Multi-Series Fund, L.P.

By: Ares Management LLC, its investment manager

By:	/s/ Greg Margolies
Name:	Greg Margolies
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
Whitebox Multi-Strategy Partners, L.P.

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
Pandora Select Partners, L.P.

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
Whitebox Relative Value Partners, L.P.

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
Whitebox Credit Partners, L.P.

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:

Whitebox GT Fund, LP

By: Whitebox Advisors LLC, its investment manager

By:	/s/ Luke Harris
Name:	Luke Harris
Title:	General Counsel – Corporate Transactions & Litigation

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
Sola Ltd
By: Solus Alternative Asset Management LP, its Investment Advisor
By:	/s/ Gordon J. Yeager
Name:	Gordon J. Yeager
Title:	Executive Vice President

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
Solus Opportunities Fund 5 LP

By: Solus Alternative Asset Management LP, its Investment Advisor

By:	/s/ Gordon J. Yeager
Name:	Gordon J. Yeager
Title:	Executive Vice President

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
Solus Opportunities Fund 4 LP
By: Solus Alternative Asset Management LP, its Investment Advisor
By:	/s/ Gordon J. Yeager
Name:	Gordon J. Yeager
Title:	Executive Vice President

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
Solus Long-Term Opportunities Fund Master LP
By: Solus Alternative Asset Management LP, its Investment Advisor

By:	/s/ Gordon J. Yeager
Name:	Gordon J. Yeager
Title:	Executive Vice President

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:
Ultra NB LLC
By: Solus Alternative Asset Management LP, its Investment Manager

By:	/s/ Gordon J. Yeager
Name:	Gordon J. Yeager
Title:	Executive Vice President

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:

Valueworks Limited Partners, LP

By:

By:	/s/ Charles Lemonides
Name:	Charles Lemonides
Title:	Managing Member

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:

Merced Partners Limited Partnership

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Authorized Representative

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:

Merced Partners V, L.P.

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Authorized Representative

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:

Athilon Capital Corp. LLC

By:	/s/ Stuart Brown
Name:	Stuart Brown
Title:	Authorized Representative

[Signature page to Creditor Warrant Amendment No. 1]

CONSENTING HOLDER:

Morgan Stanley & Co, solely on behalf of its New York distressed trading desk, and not on behalf of any of its other trading desks, business units, divisions or affiliates

By:	/s/ Brian McGowan
Name:	Brian McGowan
Title:	Authorized Signatory

[Signature page to Creditor Warrant Amendment No. 1]

EXHIBIT A

CREDITOR WARRANT AGREEMENT

OFFICER’S CERTIFICATE

Exhibit B

TABLE OF CONTENTS

PAGE

SECTION 1. Certain Defined Terms	1

SECTION 2. Appointment of Warrant Agent	6

SECTION 3. Issuance of Warrants; Form, Execution and Delivery	6

SECTION 4. Transfer or Exchange	8

SECTION 5. Duration and Exercise of Warrants	13

SECTION 6. Adjustment of Number of Shares Purchasable or Number of Warrants	18

SECTION 7. Cancellation of Warrants	26

SECTION 8. Mutilated or Missing Warrant Certificates	26

SECTION 9. Reservation of Shares	2~~7~~6

SECTION 10. Legends	27

SECTION 11. Notification of Certain Events; Corporate Action	2~~8~~7

SECTION 12. Warrant Agent	2~~9~~8

SECTION 13. Severability	34

SECTION 14. Holder Not Deemed a Stockholder	34

SECTION 15. Notices to Company and Warrant Agent	3~~5~~4

SECTION 16. Supplements and Amendments	35

SECTION 17. Termination	36

SECTION 18. Governing Law and Consent to Forum	36

SECTION 19. Waiver of Jury Trial	36

SECTION 20. Benefits of this Agreement	3~~7~~6

SECTION 21. Counterparts	37

SECTION 22. Headings	37

i

SECTION 23. Confidentiality	37

SECTION 24. Representations	37

SECTION 25. Entire Agreement	3~~8~~7

SECTION 26. No Suspension	3~~8~~7

SECTION 27. Withholding; Adjustments Relating to Withholding	3~~8~~7

Exhibit A	Warrant Allocation Schedule
Exhibit B-1	Form of Face of Global Creditor Warrant Certificate
Exhibit B-2	Form of Face of Individual Warrant Certificate
Exhibit B-3	Form of Election to Exercise Warrant for Holders of Direct Registration Warrants
Exhibit C	Form of Assignment
Exhibit D	Warrant Summary

ii

receive any Warrant Shares upon exercise or conversion of any Warrant unless such Person is or becomes a party to the Securityholders Agreement by executing a joinder thereto, if the Securityholders Agreement is then in effect.

SECTION 6. Adjustment of Number of Shares Purchasable or Number of Warrants.

(a) Below Market Issuances.

(i) If the Company at any time or from time to time after the date hereof shall grant, issue or sell (whether directly or by assumption in a merger or otherwise) any additional shares of Common Stock, Options or Convertible Securities or shall fix a record date for the determination of holders of any Equity Securities to receive any additional shares of Common Stock, Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon such event, including upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be additional Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of 5:00 PM (New York City time) on such record date; provided, that additional Common Stock shall not be deemed to have been issued unless the consideration per share of such additional Common Stock would be less than the Fair Market Value of each such share of Common Stock as of such date and immediately prior to such issuance, or such record date, as the case may be; provided, further, that, in any such case in which additional Common Stock is deemed to be issued, no further adjustments shall be made upon the subsequent issue of Convertible Securities or Common Stock upon the exercise of Options or the conversion or exchange of Convertible Securities.

(ii) ~~If~~After the date hereof, the Company shall not revise the terms of any Option or Convertible Security, ~~the issuance of which resulted in an adjustment pursuant to the terms of this Section 6(a), are revised (either automatically, pursuant to the provisions contained therein, or as a result of an amendment to such terms) to provide for either (i) any~~whether now existing or issued subsequent to the date hereof, to (i) provide for an increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) ~~any~~decrease or increase ~~or decrease in~~ the consideration payable to the Company upon such exercise, conversion or exchange~~, then, effective upon such increase or decrease becoming effective, the number of Warrant Shares issuable upon exercise or conversion of any Warrant computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such number of Warrant Shares issuable upon exercise or conversion of any Warrant as would have been obtained had such revised terms been in effect upon the original date of issuance of~~ of any such Option or Convertible Security. Any action taken in violation of this Section 6(a)(ii) shall be null and void ab initio.

~~(iii) If the terms of any Option or Convertible Security, the issuance of which did not result in an adjustment to the number of Warrant Shares issuable upon exercise or conversion of any Warrant pursuant to the terms of this Section 6(a) (either because the consideration per additional Common Stock subject thereto was equal to or greater than the-then Fair Market~~

~~Value of each such share of Common Stock), are revised after the date hereof (either automatically, pursuant to the provisions contained therein, or as a result of an amendment to such terms) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the additional Common Stock subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.~~

(iii) Not Used.

(iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the number of Warrant Shares issuable upon exercise or conversion of any Warrant pursuant to the terms of this Section 6(a), the number of Warrant Shares issuable upon exercise or conversion of any Warrant shall be readjusted to such number of Warrant Shares issuable upon exercise or conversion of any Warrant as would have been obtained had such Option or Convertible Security never been issued.

(v) Except as provided in Section 6(a)(vii) and except in the case of any event described in Section 6(b), Section 6(c), Section 6(d) or Section 6(e), in the event the Company shall at any time after the date hereof grant, sell or issue additional Common Stock (including additional Common Stock deemed to be issued pursuant to Section 6(a)(i)) without consideration or for consideration per share of Common Stock less than the Fair Market Value of each such share of Common Stock, then the number of Warrant Shares issuable upon exercise or conversion of any Warrant shall be increased pursuant to the formula below:

Where:

Ub = The number of Warrant Shares issuable for each Warrant before the adjustment

Ua = The number of Warrant Shares issuable for each Warrant after the adjustment

Oa = Number of shares of Common Stock outstanding immediately after the transaction in question on a Fully Diluted Basis

Ob = Number of shares of Common Stock outstanding immediately before the transaction in question on a Fully Diluted Basis

Y = Number of shares of Common Stock equal to the aggregate offering price of the shares of Common Stock being issued, divided by the Fair Market Value of